UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 20, 2018

KINDRED BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36225	46-1160142
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
1555 Bayshore Highway, Suite 200, Burlingame, California 94010
(Address of principal executive offices) (Zip Code)

(650) 701-7901
(Registrant’s telephone number, include area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.
On June 20, 2018, Kindred Biosciences, Inc. (“we,” “us,” “our” or the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Cantor Fitzgerald & Co., as representative of the underwriters, relating to our offering of 4,631,578 shares of common stock for total gross proceeds of $44 million. The offering price is $9.50 per share of common stock. In addition, the Underwriting Agreement provides the underwriters a 30-day option to purchase up to an additional 694,736 shares of common stock from the Company.
 The Underwriting Agreement contains customary representations, warranties and covenants by us, customary conditions to closing, indemnification obligations of the Company and the underwriters, including with respect to liabilities under the Securities Act of 1933, as amended, as well as customary termination provisions.
     Pursuant to the Underwriting Agreement, the Company, and our directors and executive officers have agreed not to sell or otherwise dispose of any common stock held by them for a period ending 90 days after the date of the Underwriting Agreement without first obtaining the written consent of Cantor Fitzgerald & Co. subject to certain exceptions.
     The Underwriting Agreement is attached hereto as an exhibit to provide interested persons with information regarding its terms, but is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of the Underwriting Agreement as of specific dates indicated therein and were solely for the benefit of the parties to the agreement.
     A copy of the opinion of TroyGould PC relating to the legality of the offered common stock is attached as Exhibit 5.1 hereto.
     The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 1.02	Termination of a Material Definitive Agreement.
On June 20, 2018, the Company delivered written notice to B. Riley FBR, Inc. and Oppenheimer & Co. Inc. (the “Agents”) that it was terminating its At Market Issuance Sales Agreement, dated May 7, 2018, (the “Sales Agreement”), pursuant to Section 13(b) of the Sales Agreement, effective on June 29, 2018. Under this “at-the-market” equity offering facility (the “ATM Facility”) under the Sales Agreement, the Company sold 188,100 shares, representing gross proceeds of approximately $1.9 million to the Company. With the provision of such notice, the ATM Facility is no longer available for use.
A copy of the Sales Agreement was filed as Exhibit 1.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 7, 2018 (the “Prior Form 8-K”). The description of the Sales Agreement contained in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the copy of the Sales Agreement filed as Exhibit 1.1 to the Prior Form 8-K.

Item 8.01	Other Events.
On June 19, 2018, we issued a press release announcing the public offering, and on June 20, 2018, we issued a press release announcing the pricing of the public offering. Copies of the press releases are attached hereto as Exhibits 99.1 and 99.2, respectively, and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of June 20, 2018, between Kindred Biosciences, Inc. and Cantor Fitzgerald & Co., as representative of the underwriters
5.1	Opinion of TroyGould PC
23.1	Consent of TroyGould PC (contained in Exhibit 5.1 above)
99.1	Press Release of Kindred Biosciences, Inc. issued on June 19, 2018.
99.2	Press Release of Kindred Biosciences, Inc. issued on June 20, 2018.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINDRED BIOSCIENCES, INC.

Date: June 20, 2018	By: /s/ Wendy Wee
Wendy Wee
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of June 20, 2018, between Kindred Biosciences, Inc. and Cantor Fitzgerald & Co., as representative of the underwriters
5.1	Opinion of TroyGould PC
23.1	Consent of TroyGould PC (contained in Exhibit 5.1 above)
99.1	Press Release of Kindred Biosciences, Inc. issued on June 19, 2018.
99.2	Press Release of Kindred Biosciences, Inc. issued on June 20, 2018.